Exhibit (a)(1)(v)

Citadel Broadcasting Corporation

Notice of Guaranteed Delivery

This form or one substantially equivalent to this form must be used to accept the offer of Citadel Broadcasting Corporation (the “Company”) (i) to purchase (the “Offer to Purchase”) for cash, on a pro rata basis, up to $55.0 million of its 1.875% Convertible Subordinated Notes due 2011 (the “Existing Notes”) that are validly tendered and not withdrawn at a price of $900 per $1,000 principal amount of the Existing Notes (the “cash consideration”); and (ii) to exchange (the “Exchange Offer” and together with the Offer to Purchase, the “Offer”) $1,000 principal amount of its newly authorized issuance of Amended and Restated Convertible Subordinated Notes due 2011 (the “Amended Notes”) for each $1,000 principal amount of Existing Notes (the “exchange consideration”). The Offer will expire at 5:00 p.m., New York City time, on June 5, 2008, unless extended (as it may be extended, the “Expiration Date”). As described in the enclosed Offer to Purchase and Exchange dated May 7, 2008 (the “Offer to Purchase and Exchange”), if you are a registered holder of the Existing Notes and wish to tender your Existing Notes, but (1) the certificates for the Existing Notes are not immediately available or (2) time will not permit the certificates for the Existing Notes or other required documents to reach Wilmington Trust Company, as depositary (the “Depositary”), before the Expiration Date, you may effect a tender of your Existing Notes if (a) the tender is made through an Eligible Institution (as defined in the Letter of Transmittal relating to the Offer); (b) prior to the Expiration Date, the Depositary receives from an Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the amount of Existing Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery; and (c) the Depositary receives the certificates for all physically tendered Existing Notes (in proper form for transfer), a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing Notes (in proper form for transfer), a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents will be deposited by the Eligible Institution with the Depositary.

The Depositary for the Offer is:

WILMINGTON TRUST COMPANY

By Mail, Overnight Mail, Courier or Hand:

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1615

Attention: Sam Hamed

Telephone: (302) 636-6181

By Facsimile:

(Eligible Institutions Only)

(302) 636-4139

(Confirm by Telephone or for Information Call: (302) 636-6181)

Delivery of this Notice of Guaranteed Delivery to an address or facsimile number other than as set forth above will not constitute valid delivery.

Ladies and Gentlemen:

Subject to the terms and conditions set forth in the Offer to Purchase and Exchange and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the Existing Notes set forth below pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Exchange under the caption “The Offer—Procedures for Tendering Notes.” The undersigned understands that tenders of Existing Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof, provided that the foregoing will not restrict you from tendering all Existing Notes that you beneficially own.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s)	Dated
of Authorized Signatory:	Address

Area Code and
Name(s) of Registered Holder(s):	Telephone No.

If Existing Notes will be delivered by book-entry
transfer, check box: ☐

Principal Amount of Securities Tendered:	Depositary Account No.
Tendering Institution
Certificate No.(s) of Securities
(if available):

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on the certificate(s) for Existing Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s)and address(es)

Name(s):

Capacity:
Address(es):

DO NOT SEND EXISTING NOTES WITH THIS FORM. EXISTING NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

GUARANTEE

(Not To Be Used for Signature Guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an “Eligible Institution”), hereby guarantees that the certificates representing the principal amount of Existing Notes tendered hereby in proper form for transfer, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at the address set forth above, no later than three NYSE trading days after the Expiration Date. The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Existing Notes to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Title:
Address:
(Zip Code)
Area Code and Telephone Number:
Dated: , 2008

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